UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number:  333-181360

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On April 29, 2015, Shepherd’s Finance, LLC (the “Company”) entered into a Loan Purchase and Sale Agreement (the “Agreement”) with Seven Kings Holdings, Inc. (“7Kings”) as purchaser and the Company as seller, whereby 7Kings will buy loans offered to it by the Company, providing that 7Kings’ portions of the loans always total less than $1,500,000. The Company may adjust the $1,500,000 with notice, but such change will not cause a buyback by the Company. 7Kings is buying pari-passu positions in the loans they purchase, generally 50% of each loan. 7Kings will generally receive a 9% interest rate on its portion of the loan balance, and the Company will receive the rest of the interest and all of the loan fees. The Company will service the loans. There is an unlimited right for the Company to call any loan sold.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 1.01 disclosure.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Purchase and Sale Agreement between Shepherd’s Finance, LLC and Seven Kings Holdings, Inc. dated April 29, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: May 5, 2015	By:	/s/ Daniel M. Wallach
Daniel M. Wallach Chief Executive Officer and Manager